Exhibit 10.2

LOCK-UP AGREEMENT

THIS AGREEMENT is dated as of August __, 2013

BETWEEN:

, of ,

(the "Shareholder")

AND:

Redwood Solar Development LLC a Delaware limited liability company having its registered office at 8275 S. Eastern Ave, Suite 200-548, Las Vegas, NV 89123

("Redwood")

WHEREAS:

Redwood, Coronus Energy Corp. and Coronus Solar Inc. ("Coronus") have agreed to enter into a definitive agreement (the "Definitive Agreement") providing for the purchase by Redwood of all of the issued and outstanding securities of Coronus Energy Corp. (the "Transaction");

The Shareholder is the beneficial owner of the number of shares in the capital of Coronus (the "Shares"), the number of preferred shares, if any (the “Preferred Shares”), options to acquire such shares, if any (the "Options"), and warrants to acquire such shares, if any (the "Warrants"), set forth on the signature page of this Agreement;

Redwood has required that the Shareholder enter into this Agreement with respect to the Shares that are beneficially owned by the Shareholder, and with respect to the Options and Warrants (together, the "Convertible Securities" and, together with the Shares, the "Securities") that are beneficially owned by the Shareholder and the shares issuable in respect thereof; and

This Agreement sets out the terms and conditions of the agreement of the Shareholder to support the Transaction and to vote the Securities, as applicable, in favour of the Transaction.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 paid by each of the parties hereto to the other, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Representations of the Shareholder.  The Shareholder represents that:

(a)	it is the registered and beneficial owner of the Shares and the Convertible Securities with good and marketable title thereto;

007610000-00123066; 2                                                         AC/2383610.3

(b)	none of the Shares or the Convertible Securities are subject to any voting agreement (other than this Agreement) or adverse claim;

(c)	it does not beneficially own any common shares in the capital of Coronus other than the Shares;

(d)	it does not beneficially own any securities convertible into common shares in the capital of Coronus other than the Convertible Securities; and

(e)	it has full power and authority to make, enter into and carry out the terms of this Agreement.

2.    Agreement to Vote Shares.  The Shareholder hereby agrees that at any meeting of the shareholders, optionholders or warrantholders of Coronus, however called, for the purpose of approving the Transaction, the Shareholder shall (or cause the holder of record to, if the Shareholder is the beneficial owner but not the holder of record of the Securities):

(a)
vote all of the Shares and, if applicable, all of the Convertible Securities, in favour of the Transaction contemplated by the Definitive Agreement and any actions required in furtherance of the actions contemplated thereby;

(b)
vote all of the Shares and, if applicable, all of the Convertible Securities, to oppose any action or agreement that would result in a breach of any representation, warranty, covenant or other obligation of Coronus under the Definitive Agreement if such breach requires shareholder approval; and

(c)
vote all of the Shares and, if applicable, all of the Convertible Securities, to oppose any proposed action by any other party the result of which could impede, interfere with or delay Redwood and Coronus from completing the Transaction.

3.    Directors and Officers. Redwood acknowledges and agrees that the Shareholder is bound hereunder solely in his, her or its capacity as a shareholder of Coronus and that the provisions of this Agreement shall not be deemed or interpreted to bind the Shareholder in his, her or its capacity as a director and/or officer of Coronus, as applicable.  Nothing in this Agreement shall limit any person from fulfilling his fiduciary duties as a director and/or officer of Coronus provided that the board of directors of Coronus has first obtained the written advice of legal counsel that such action is required by applicable law.

4.     Control over Corporation or Trust.  If any of the Shares or Convertible Securities are held through a corporation or trust over which the Shareholder has control, as defined in the Business Corporations Act (British Columbia) (either alone or in conjunction with any other person) ("Control"), the Shareholder shall act, vote and exercise its power and authority to ensure that this Agreement is complied with by said corporation.

5.    No Voting Trusts.  The Shareholder will not, and will not permit any entity under the Shareholder’s Control to, deposit any of the Shares or Convertible Securities in a voting trust or subject any of the Shares or Convertible Securities to any arrangement or agreement with respect to the voting of such securities, other than agreements entered into with Redwood.

007610000-00123066; 2                                                         AC/2383610.3

6.    Proxy Solicitations.  Redwood is soliciting proxies from the Shareholder and any entity under the Shareholder’s Control to execute:

(a)	a irrevocable proxy or proxies for their Securities that are registered in the name of the Shareholder and any entity under the Shareholder's Control; and

(b)
any voting information form delivered by an intermediary, such as a brokerage firm, to the Shareholder and any entity under the Shareholder's Control for their Securities of which the Shareholder or any such entity is the beneficial owner but is not the registered holder,

The irrevocable proxy being solicited by Redwood is appointing Clean Focus Corporation as proxyholder and authorizing Clean Focus Corporation, through it Chairman, Mr. John Chang, and Chief Executive Officer, Mr. Stanley Chin, jointly or individually, to vote the Shareholders’ Securities, at any meeting(s) of the shareholders, optionholders or warrantholders of Coronus, in approval of the Transaction.  A copy of the proposed form of proxy for registered Securities is attached as Exhibit A hereto.  The Shareholder will execute his proxy contemporaneously with the Shareholder’s execution of this Agreement.  The Shareholder will also execute, and will cause any entity under the Shareholder's Control to execute, all voting information forms in respect of the Securities to effect the foregoing appointment and authorization.

Other than in connection with the proxy and voting information form appointing Clean Focus Corporation as proxyholder and authorizing Clean Focus Corporation to vote the Shareholder’s Securities in approval of the Transaction, the Shareholder will not:

(a)	solicit proxies or become a participant in a solicitation in opposition to or competition with Redwood in connection with the Transaction;

(b)	assist any person, entity or group in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit Redwood in connection with the Transaction; or

(c)	act jointly or in concert with others with respect to voting securities of Coronus for the purpose of opposing or competing with Redwood in connection with the Transaction.

7.    Transfer and Encumbrance.  Except with the prior written consent of Redwood, which consent may be arbitrarily withheld, the Shareholder agrees not to transfer, sell or offer to transfer or sell or otherwise dispose of or encumber any of the Shares or New Shares (as defined below).

8.    Additional Purchases.  The Shareholder agrees that any common shares in the capital of Coronus purchased or as to which the Shareholder acquires beneficial ownership after the execution of this Agreement, including any shares acquired on the conversion of any of the Convertible Securities (together, the "New Shares") shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

007610000-00123066; 2                                                         AC/2383610.3

9.    Termination.  Unless otherwise provided for herein, this Agreement shall terminate on the earlier of:

(a)	Redwood providing written notice of termination to the Shareholder;

(b)	the termination of the Definitive Agreement in accordance with its terms; and

(c)	the effective date of the Transaction.

For greater certainty, if this Agreement is terminated in accordance with this Section 9, no party shall have liability to any other party under this Agreement except with respect to a breach of the Agreement that occurred prior to such termination.

10.    Specific Performance.  The Shareholder acknowledges that it will be impossible to measure in money the damage to Redwood if the Shareholder fails to comply with any of its obligations under this Agreement, that every such obligation is material and that, in the event of any such failure, Redwood will not have an adequate remedy at law or in damages, and accordingly, the Shareholder agrees that the issuance of an injunction or other equitable remedy is the appropriate remedy for any such failure.

11.    Successors and Assigns. This Agreement and all obligations of the Shareholder hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

12.    Entire Agreement.  This Agreement supersedes all prior agreements among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof.  This Agreement may not be modified or waived, except expressly by an instrument in writing signed by all the parties hereto.  No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver be deemed a continuing wavier of any matter by such party.

13.    Notice.  Any notice or other communication required or contemplated under this Agreement to be given by one party to the other shall be delivered, telecopied or mailed by prepaid registered post to the party to receive same at the undernoted address, namely:

if to the Shareholder at the address listed on the signature line of this agreement:

if to Redwood Solar Development LLC:

8275 S. Eastern Ave
Suite 200-548
Las Vegas, NV  89123

Attention:                      Sam Wu
Fax Number:                 +1 408-329-9281

007610000-00123066; 2                                                         AC/2383610.3

Any notice delivered or telecopied shall be deemed to have been given and received on the business day next following the date of delivery or telecopying, as the case may be.  Any notice mailed as aforesaid shall be deemed to have been given and received on the third business day following the date it is posted, provided that if between the time of mailing and actual receipt of the notice there shall be a mail strike, slow-down or other labour dispute which might affect delivery of the notice by mail, then the notice shall be effective only if actually delivered.

14.    Further Assurances.  Each of the parties hereto agrees to execute such further and other deeds, documents and assurances and to do such further and other acts as may be necessary to carry out the true intent and meaning of this Agreement fully and effectually.

15.    Severability.  Each of the covenants, provisions, sections, subsections and other subdivisions hereof is severable from every other covenant, provision, section, subsection and subdivision and the invalidity or unenforceability of any one or more covenants, provisions, sections, subsections and other subdivisions hereof shall not effect the validity or enforceability of the remaining covenants, provisions, sections, subsections or subdivisions hereof.

16.    Miscellaneous.

(a)	This Agreement shall be construed in accordance with the laws of British Columbia and the parties hereto agree to attorn to the jurisdiction of the courts thereof.

(b)	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(c)	All Section headings herein are for convenience of reference only and are not part of this Agreement and no construction or interference shall be derived there from.

(d)	References to "he" and "they" shall be interpreted to include "her", "it" and other gender variations thereof.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

[Shareholder]	REDWOOD SOLAR DEVELOPMENT LLC per: Authorized Signatory

007610000-00123066; 2                                                         AC/2383610.3

___________________________________ (Print Name of Shareholder) ___________________________________ ___________________________________ (Address of Shareholder) Witness:

 common shares of Coronus Solar Inc. (the "Shares")

 preferred shares of Coronus Solar Inc. (the "Preferred Shares")

 options of Coronus Solar Inc. (the "Options")

 warrants of Coronus Solar Inc. (the "Warrants")

007610000-00123066; 2                                                         AC/2383610.3

Exhibit A – Coronus Irrevocable Proxy

(To be attached)

007610000-00123066; 2                                                         AC/2383610.3